EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement Nos. 333-103939, 333-157978, 333-109173, and 333-176386 on Form S-8 of our report dated March 29, 2018, relating to the 2017 and 2016 consolidated financial statements of Jones Soda Co. and subsidiaries ("the Company"), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

March 29, 2018